UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2012 (February 23, 2012)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53708	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Further to its announcement of October 5, 2011, regarding the commencement of a Phase IIb clinical trial of BC-819 as a treatment for pancreatic cancer, on February 23, 2012, BioCancell Therapeutics Inc. ("BioCancell") announced an update to the clinical trial, which is designed to decrease trial costs and obtain results earlier.

The trial was previously to have included 100 patients with locally-advanced, unresectable pancreatic cancer that had not received prior treatment for this disease, who were to be divided into two equal groups, of which one was a control group. As a result of the change, approximately 50 patients will be included in the trial, which will not include a control group. They will be treated with a combination of BC-819 and Gemcitabine, the standard chemotherapy for pancreatic cancer. Patients will be eligible for inclusion in the trial even if they have previously received Gemcitabine.

An interim analysis of preliminary efficacy and safety is planned after the first 12 patients have been treated (instead of after 18). This analysis will serve to determine the final dosage level of BC-819 for the remainder of the trial.

The updated trial is subject to the approval of the relevant regulatory agencies. Until the receipt of each such approval, the trial will continue as originally planned.

This filing contains "forward-looking" statements, including statements that may relate to the further development and potential safety and efficacy of BC-819 or other products under development by BioCancell, as well as BioCancell's development strategy. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of BioCancell to differ materially from those indicated by these forward-looking statements, including, among others, the risk that the U.S. Food and Drug Administration may require changes to the protocols and informed consents for clinical trials, which changes may have a material adverse effect on the timing of, and BioCancell's ability to conduct, those clinical trials, risks related to the clinical advancement of BioCancell's products, including, but not limited, to the risk that clinical trials may not demonstrate safety and efficacy sufficient to obtain the requisite regulatory approvals or to result in a marketable product and risks related to the potential for others to develop similar products. BioCancell does not undertake any obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: February 28, 2012	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary